June 27, 2008

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re: Camden Learning Corporation

Gentlemen:

We have read Item 4.01 of Form 8-K dated June 25, 2008 of Camden Learning Corporation and agree with the statements concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

Eisner LLP

Eisner LLP